Exhibit 11




INDEPENDENT AUDITORS CONSENT



We hereby consent to the inclusion in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 2-92633) of Manning & Napier Fund, Inc. of our reports dated March 14, 1997, relating to the financial statements and financial highlights of Manning & Napier Small Cap Series, International Series, Technology Series, New York Tax Exempt Series, Ohio Tax Exempt Series, Diversified Tax Exempt Series and the World Opportunities Series.

We also consent to the references to our Firm in the Prospectus and Statement of Additional information under the headings General Information and Custodian and Independent Accountant, respectively.


                                   /s/Coopers & Lybrand L.L.P.
                                      Coopers & Lybrand L.L.P.


Boston, Massachusetts
March 14, 1997